UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE

SECURITIES EXCHANGE ACT OF 1934

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METROPOLITAN SERIES FUND, INC.
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	(4)	Date Filed: April 13, 2012

METROPOLITAN SERIES FUND, INC.

501 BOYLSTON STREET

BOSTON, MASSACHUSETTS 02116

April 13, 2012

Letter from the President

Re: Artio International Stock Portfolio Investment Management Change

In our continuing effort to fulfill your investment objectives, the attached Information Statement details a recent change in the subadviser of the Artio International Stock Portfolio (the “Portfolio”). Effective February 1, 2012, the subadviser of the Portfolio was changed to Baillie Gifford Overseas Limited. In addition, the name of the Portfolio was changed to the Baillie Gifford International Stock Portfolio.

PLEASE NOTE THAT NO ACTION IS REQUIRED ON YOUR PART.

We appreciate your continued confidence in our investment offerings.

Sincerely,

Elizabeth M. Forget

President

METROPOLITAN SERIES FUND, INC.

BAILLIE GIFFORD INTERNATIONAL STOCK PORTFOLIO

501 BOYLSTON STREET

BOSTON, MA 02116

INFORMATION STATEMENT

This Information Statement is being furnished by the Board of Directors (the “Board of Directors” or the “Directors”) of Metropolitan Series Fund, Inc. (the “Fund”) to the shareholders of the Baillie Gifford International Stock Portfolio (the “Portfolio”), which was formerly known as the Artio International Stock Portfolio. This Information Statement is being mailed beginning on or about April 20, 2012 to the Portfolio’s shareholders (each, a “Shareholder,” and, collectively, the “Shareholders”) of record as of the close of business on February 1, 2012 (the “Record Date”).

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Important Notice Regarding the Availability of this Information Statement

This information statement is available at

http://www.metlife.com/variablefunds

I.	INTRODUCTION

The Fund, an open-end management investment company, is a Maryland corporation that was formed on November 23, 1982. The Fund is a series type company with 34 series or investment portfolios. The Portfolio is one of those portfolios. MetLife Advisers, LLC (the “Manager”) acts as investment adviser to the Portfolio. Prior to February 1, 2012, Artio Global Management LLC (“Artio”) acted as subadviser to the Portfolio pursuant to a subadvisory agreement dated January 7, 2008 between the Manager and Artio (formerly Julius Baer Investment Management LLC) (the “Previous Subadvisory Agreement”).

At a meeting of the Board of Directors held on January 11, 2012 (the “January Meeting”), the Directors approved a new subadvisory agreement (the “Subadvisory Agreement”) between the Manager and Baillie Gifford Overseas Limited (“Baillie Gifford”) with respect to the Portfolio, which took effect as of February 1, 2012. In connection with the appointment of Baillie Gifford under the Subadvisory Agreement, the Previous Subadvisory Agreement was terminated as of February 1, 2012, and as of that date Artio no longer served as subadviser to the Portfolio. Effective February 1, 2012, the name of the Portfolio changed from the Artio International Stock Portfolio to the Baillie Gifford International Stock Portfolio.

The Investment Company Act of 1940, as amended (the “1940 Act”), generally provides that an adviser or subadviser to a mutual fund may act as such only pursuant to a written contract that has been approved by a vote of the fund’s shareholders, as well as by a vote of a majority of the directors of the fund who are not parties to such contract or interested persons of any party to such contract. The Manager, however, has received from the Securities and Exchange Commission (the “SEC”) an exemption from the shareholder approval voting requirement in certain circumstances (the “SEC Exemption”). Subject to certain conditions, the SEC Exemption permits the Manager to enter into subadvisory agreements for the management of a portfolio of the Fund without obtaining the approval of the portfolio’s shareholders, including agreements with new subadvisers that are not affiliated persons of the Manager or the Fund. Such agreements must be approved by the Directors in accordance with the requirements of the 1940 Act. One of the conditions of the SEC Exemption is that the Fund must provide an information statement to the shareholders of the affected portfolio, setting forth substantially the information that a proxy statement would contain for a shareholder meeting on whether to vote to approve the agreement. In accordance with the SEC Exemption, the Fund is furnishing this Information Statement to the Shareholders in order to provide information regarding the Subadvisory Agreement.

The information set forth in this Information Statement concerning Baillie Gifford and its respective affiliates has been provided to the Fund by Baillie Gifford.

II.	DESCRIPTION OF AGREEMENTS

Management Agreement

The Manager currently serves as investment adviser and provides administrative services to the Portfolio pursuant to an investment management agreement between the Manager and the Fund, dated February 5, 2004 (the “Management Agreement”). The Management Agreement provides that the Manager will furnish to the Portfolio both investment management services and administrative services, though it permits the Manager to delegate its investment management services with respect to the Portfolio to a subadviser. The Directors approved the renewal of the Management Agreement at a meeting held on November 17, 2011. The Management Agreement was most recently approved by Shareholders on April 27, 2001, in connection with retaining the Manager as the Portfolio’s investment adviser.

The Board and the shareholders of the Portfolio have recently approved a proposal to amend the Management Agreement for the purpose of revising the terms of that agreement to reflect, among other things, that the Fund may retain a third party to perform administrative services for the Portfolio at the Portfolio’s expense, and to limit the Manager’s role in respect of those administrative services to supervising and overseeing them. Pursuant to the amended advisory agreement, if a third party administrator is retained by the Fund, the Manager would be responsible for the oversight and supervision of the administrative services provided by that third-party administrator to the Portfolio. The amended version of the Management Agreement (the “Amended Agreement”) is expected to become effective on or about April 30, 2012.

Under the Management Agreement, a management fee is payable by the Portfolio to the Manager at the annual rate of 0.860% of the first $500 million of the Portfolio’s average daily net assets, 0.800% of the next $500 million in average daily net assets and 0.750% of such assets in excess of $1 billion. The aggregate management fee paid by the Portfolio during the fiscal year ended December 31, 2011 was $7,927,181, which was 0.83% of the Portfolio’s average daily net assets. The management fee rates under the Amended Agreement are the same as those under the Management Agreement.

The Fund has adopted a distribution plan under Rule 12b-1 of the 1940 Act for the Portfolio’s Class B and Class E shares. For the fiscal year ended December 31, 2011, the Class B shares and Class E shares of the Portfolio paid aggregate fees of $306,066 to affiliates of the Manager pursuant to the distribution plan.

Description of the Previous Subadvisory Agreement

The Previous Subadvisory Agreement required Artio to manage the investment and reinvestment of the Portfolio’s assets, subject to the supervision of the Manager. The Previous Subadvisory Agreement required that Artio do so in conformity with (i) the investment objective, policies and restrictions of the Portfolio set forth in the Fund’s prospectus and statement of additional information, as revised or supplemented from time to time, relating to the Portfolio, (ii) any additional policies or guidelines established by the Manager or by the Directors that were furnished in writing to Artio and (iii) other applicable laws and regulations. Subject to the foregoing, the Previous Subadvisory Agreement generally authorized Artio to effect portfolio transactions in its discretion and without prior consultation with the Manager. The Previous Subadvisory Agreement also required Artio to make periodic reports to the Manager.

Under the Previous Subadvisory Agreement for the Portfolio, Artio was compensated at the annual rate of 0.40% of the first $1 billion of the average daily net assets of the Portfolio, 0.375% of the next $500 million of such assets, and 0.35% of the amount of such assets in excess of $1.5 billion. The Portfolio paid no fee to Artio under the Previous Subadvisory Agreement; fees to Artio were payable solely by the Manager. Under the Previous Subadvisory Agreement for the Portfolio, for the fiscal year ended December 31, 2011, the Manager paid an aggregate subadvisory fee with respect to the Portfolio of $3,813,590 to Artio, which was 0.40% of the Portfolio’s average daily net assets.

The Previous Subadvisory Agreement provided that it would continue in effect for two years from the date of execution, and from year to year thereafter, so long as such continuance was specifically approved at least annually (i) by the Board of Directors or by vote of a majority of the outstanding voting securities of the Portfolio, and (ii) by vote of a majority of the Directors of the Fund who are not “interested persons” (as that term is defined in the 1940 Act) of the Fund, the Manager or Artio (the “Artio Independent Directors”), cast in person at a meeting called for the purpose of voting on such approval.

The Previous Subadvisory Agreement could be amended at any time by mutual consent of the Manager and Artio, provided that, if required by law (as may be modified by any exemptions received by the Manager and/or the Fund), such amendment must also be approved by vote of a majority of the outstanding voting securities of the Portfolio and by vote of a majority of the Artio Independent Directors, cast in person at a meeting called for the purpose of voting on such approval.

The Previous Subadvisory Agreement provided that, except as may otherwise be provided by applicable law, Artio and its officers, directors, employees and agents would not be subject to any liability to the Manager, the Fund, the Portfolio or the Shareholders for loss arising out of any claim or demand based upon any error of judgment, or any loss arising out of any investment or other act or omission in the course of, connected with, or arising out of any service rendered under the Subadvisory Agreement, except by reason of willful misfeasance, bad faith or gross negligence in the performance of Artio’s duties or by reason of reckless disregard of Artio’s obligations and duties.

The Previous Subadvisory Agreement could be terminated at any time on sixty days’ written notice to Artio, either by vote of the Board of Directors or by vote of a majority of the outstanding voting securities of the Portfolio. The Previous Subadvisory Agreement provided that it would automatically terminate in the event of its assignment or upon the termination of the Management Agreement. The Previous Subadvisory Agreement could also be terminated by Artio on sixty days’ written notice to the Manager and the Fund, or by the Manager, if approved by the Board of Directors, on sixty days’ written notice to Artio.

The Directors approved the renewal of the Previous Subadvisory Agreement at a meeting held on November 17, 2011. The Shareholders generally authorized the Manager to enter into subadvisory agreements pursuant to the SEC Exemption, as described above, on April 27, 2001.

Description of Subadvisory Agreement

The Subadvisory Agreement for the Portfolio appears in Appendix A. The next several paragraphs briefly summarize some important provisions of the Subadvisory Agreement, but for a complete understanding of the Subadvisory Agreement you should read Appendix A. The following description of the Subadvisory Agreement is qualified in its entirety by reference to, and made subject to, the complete text of Appendix A to this Information Statement.

The Subadvisory Agreement requires Baillie Gifford to, among other things, manage the investment and reinvestment of the Portfolio’s assets, subject to the supervision of the Manager. The Subadvisory Agreement requires that Baillie Gifford do so in conformity with (i) the investment objective, policies and restrictions of the Portfolio set forth in the Fund’s prospectus and statement of additional information relating to the Portfolio and the Fund’s Articles of Incorporation and Bylaws, (ii) any written instructions, policies and guidelines issued by the Manager or by the Directors and (iii) other applicable laws and regulations. Subject to the foregoing, the

Subadvisory Agreement generally authorizes Baillie Gifford to effect portfolio transactions in its discretion and without prior consultation with the Manager. The Subadvisory Agreement also requires Baillie Gifford to make periodic reports to the Manager.

Under the Subadvisory Agreement for the Portfolio, Baillie Gifford is compensated at the annual rate of 0.600% of the first $25 million of the Portfolio’s average daily net assets, 0.500% of the next $75 million of the Portfolio’s average daily net assets, 0.400% of the next $300 million of the Portfolio’s average daily net assets and 0.300% of the amount of such assets in excess of $400 million. The Portfolio pays no fee to Baillie Gifford under the Subadvisory Agreement; fees to Baillie Gifford are payable solely by the Manager.

The Subadvisory Agreement provides that it shall continue in effect until February 1, 2014 and shall continue in full force and effect for successive periods of one year thereafter, but only so long as each such continuance as to the Portfolio is specifically approved at least annually by vote of the holders of a majority of the outstanding voting securities of the Portfolio or by vote of a majority of the Fund’s Board of Directors; and further provided that such continuance is also approved annually by the vote of a majority of the Directors who are not parties to the Subadvisory Agreement or interested persons of any such party.

The Subadvisory Agreement may be amended by written instrument at any time by Baillie Gifford and the Manager, subject to approval by the Fund’s Board of Directors, and, if required by applicable SEC rules, regulations, or orders, a vote of a majority of the Portfolio’s outstanding voting securities.

The Subadvisory Agreement also provides that, except as may otherwise be provided by the 1940 Act or any other applicable law, Baillie Gifford shall not be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Manager or the Fund as a result of any error of judgment or mistake of law by Baillie Gifford with respect to the Portfolio, except that nothing in the Subadvisory Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of Baillie Gifford for, and Baillie Gifford shall indemnify and hold harmless the Fund, the Manager, all affiliated persons thereof and all controlling persons (collectively, “Manager Indemnitees”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Manager Indemnitees may become subject under any applicable law or otherwise arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of Baillie Gifford in the performance of any of its duties or obligations thereunder or (ii) any untrue statement of a material fact contained in the Fund’s registration statement, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Portfolio or the omission to state therein a material fact known to Baillie Gifford which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Manager or the Fund by the Subadviser Indemnitees (as defined below) for use therein.

In addition, the Subadvisory Agreement provides that, except as may otherwise be provided by the 1940 Act or any other applicable law, the Manager and the Fund shall not be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by Baillie Gifford as a result of any error of judgment or mistake of law by the Manager with respect to the Portfolio, except that nothing in the Subadvisory Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Manager for, and the Manager shall indemnify and hold harmless Baillie Gifford, all affiliated persons thereof and all controlling persons (collectively, “Subadviser Indemnitees”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Subadviser Indemnitees may become subject under any applicable law or otherwise arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Manager in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact contained in the Fund’s registration statement, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Portfolio or the omission to state therein a material fact known to the Manager which was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Manager by a Subadviser Indemnitee for use therein.

The Subadvisory Agreement may be terminated at any time, without payment of any penalty, by the Board of Directors, by the Manager, or by a vote of the majority of the outstanding voting securities of the Portfolio upon 60 days’ prior written notice to Baillie Gifford, or by Baillie Gifford upon 90 days’ prior written notice to the Manager, or upon such shorter notice as may be mutually agreed upon. The Subadvisory Agreement will terminate automatically upon termination of the Management Agreement. The Subadvisory Agreement shall terminate automatically and immediately in the event of its assignment, except as otherwise provided by any rule of, or action by, the SEC.

Comparison of the Previous Subadvisory Agreement and the Subadvisory Agreement

The principal terms of the Subadvisory Agreement are similar to the principal terms of the Previous Subadvisory Agreement, although the form of the Previous Subadvisory Agreement and the form of the Subadvisory Agreement differ. Some important differences include, without limitation, the following:

•	references to Artio have been changed to references to Baillie Gifford;

•

the Subadvisory Agreement provides for the Manager to indemnify Baillie Gifford, and for Baillie Gifford to indemnify the Manager and the Fund, in certain circumstances described in the Subadvisory Agreement;

•	the Manager’s and the Fund’s liability to Baillie Gifford is limited under the Subadvisory Agreement;

•	the notice period relating to termination by Baillie Gifford of the Subadvisory Agreement is longer than the notice period relating to termination by Artio;

•

Baillie Gifford has certain duties under the Subadvisory Agreement that were not expressly required under the Previous Subadvisory Agreement, such as, among other things, creating and maintaining certain records on behalf of the Portfolio, providing proxy voting instructions to the Portfolio’s custodian, maintaining certain policies and procedures and providing certain related certifications to the Manager, and preparing and filing certain filings on behalf of the Portfolio; and

•	the subadvisory fee schedule for the Subadvisory Agreement is higher at lower asset levels and lower at higher asset levels than for the Previous Subadvisory Agreement.

Under the Previous Subadvisory Agreement, the Manager paid an aggregate subadvisory fee to Artio with respect to the Portfolio of $3,813,590 for the fiscal year ended December 31, 2011. If the Subadvisory Agreement had been in effect during such fiscal year, the subadvisory fee payable by the Manager to Baillie Gifford would have been $3,406,908. The difference between such amounts is $406,682, which represents a 10.66% decrease.

In an effort to pass on the benefits of the reduction in subadvisory fees at higher asset levels to the Portfolio, the Manager has voluntarily agreed, for the period February 1, 2012 through April 30, 2012, to reduce its advisory fee for each class of the Portfolio to the annual rate of 0.780% of the Portfolio’s average daily net assets over $156.25 million and less than $400 million, 0.680% of the next $500 million of the Portfolio’s average daily net assets and 0.650% of the amount of such assets in excess of $900 million. The Manager has contractually agreed to extend this voluntary waiver for the Portfolio from April 30, 2012 through April 30, 2013.

III.	INFORMATION ABOUT BAILLIE GIFFORD

Director Review of the Subadvisory Agreement with Baillie Gifford

Below is a description of the factors the Board considered generally in connection with its most recent annual review of the existing advisory and subadvisory agreements for each series of the Fund (for purposes of this section, each, a “Portfolio” and, collectively, the “Portfolios”), including the Previous Subadvisory Agreement, followed by additional specific factors the Board considered in connection with its review of the Subadvisory Agreement.

The Contract Review Committees of the Board typically meet in early fall to review the Portfolios’ advisory agreements (for purposes of the following discussion, the “Advisory Agreements”) and subadvisory agreements (for purposes of the following discussion, the “Subadvisory Agreements,” and, together with the Advisory Agreements, the “Agreements”) and determine whether to recommend that the full Board approve the continuation of the Agreements for an additional one-year period. (Following the initial approval of an Agreement for a new Portfolio or with a new adviser or subadviser, such annual reviews are not required until 2 years following the execution of such Agreement.) After each Committee has made its recommendations, the full Board, including those Directors who are not “interested persons” (as that term is defined in the 1940 Act) of the Fund, the Manager or the relevant subadvisers (the “Independent Directors”), determines whether to approve the continuation of each of the Agreements. In addition, the Board, including the Independent Directors, considers matters bearing on the Agreements at most of its other meetings throughout the year and regularly interviews various individuals at the Manager, the Fund’s investment adviser, responsible for the management of the Portfolios. The Directors also interview selected investment managers and other professionals from the subadvisers at various times throughout the year.

The Directors receive all materials that they or the Manager and the subadvisers believe to be reasonably necessary for the Directors to evaluate the Agreements and determine whether to approve the continuation of the Agreements. These materials generally include, among other items, (i) information on the investment performance of the Portfolios and the performance of peer groups of funds and the Portfolios’ performance benchmarks; (ii) information on the Portfolios’ advisory and subadvisory fees and other expenses, including information comparing the Portfolios’ expenses to those of peer groups of funds and information about any applicable expense caps and fee “breakpoints”; (iii) sales and redemption data; (iv) information related to the profitability of the Agreements to the Manager and certain of the subadvisers, and potential “fall-out” or ancillary benefits that the Manager, the subadvisers or their affiliates may receive as a result of their relationships with the Fund; and (v) information obtained through each subadviser’s responses to certain requests from the Manager and the Directors and the Manager’s responses to requests from the Directors, including, in some cases, information regarding, among other things, (a) the fees charged and (b) the performance records achieved by the subadviser in managing other funds and accounts with investment strategies similar to those of a Portfolio also advised by that subadviser. The Directors may also consider other information such as (vi) the Manager’s and the subadvisers’ financial statements and condition; (vii) each Portfolio’s investment objectives and strategies; (viii) the education and experience of the investment personnel of the Manager and the relevant subadvisers and their use of technology and external research; (ix) the allocation of the Portfolios’ brokerage, if any, including allocations to brokers affiliated with the subadvisers and the use of “soft” commission dollars to pay Portfolio expenses and to pay for research and other similar services; (x) the resources devoted to, and the record of, compliance with the Portfolios’ investment policies and restrictions, policies on personal securities transactions and other compliance policies; (xi) any material legal and regulatory proceedings affecting the Manager or the subadvisers; and (xii) the economic outlook generally and for the mutual fund industry in particular. Throughout the process, the Directors have the opportunity to ask questions of and request additional materials from the Manager and the subadvisers.

In considering whether to approve the continuation of the Agreements, the Directors, including the Independent Directors, did not identify any single factor as determinative, and each weighed the various factors as he or she deemed appropriate. The Directors considered the following matters in connection with their approval of the Agreements:

The nature, extent and quality of the services provided to the relevant Portfolios under the Agreements. The Directors considered the nature, extent and quality of the services provided by the Manager, the relevant subadvisers (if any) and their affiliates (each, an “Adviser,” and, collectively, the “Advisers”) to the relevant Portfolios pursuant to the Agreements and the resources dedicated to these Portfolios by the Advisers. In particular, the Directors considered the Advisers’ abilities to attract and retain highly qualified investment professionals. After reviewing these and related factors, the Directors concluded, within the context of their overall conclusions regarding each of the Agreements, that the nature, extent and quality of services provided supported the renewal of these Agreements.

Investment performance of the relevant Portfolios. The Directors reviewed information about the performance of the relevant Portfolios over various time periods, including information prepared by an independent third party that compared the performance of the Portfolios to the performance of peer groups of funds and performance benchmarks. The Directors also reviewed a description of the third party’s methodology for identifying a Portfolio’s peer group(s) for purposes of performance and expense comparisons.

In the case of each Portfolio that had performance that lagged its peer group(s) for certain periods, the Directors concluded that other factors relevant to performance were sufficient, in light of other considerations, to warrant renewal of the Agreements relating to such Portfolio. These factors varied from Portfolio to Portfolio, but included one or more of the following: (i) that such Portfolio’s performance, although lagging in certain recent periods, was stronger over the longer term; (ii) that the Manager expressed confidence in such Portfolio’s subadviser’s investment process and portfolio management team; (iii) that the underperformance was attributable, to a significant extent, to investment decisions that were reasonable and consistent with the Portfolio’s investment objective(s) and policies and that the Portfolio was performing within the range of reasonable expectations, given market conditions and the Portfolio’s investment objective(s) and policies; (iv) that the Portfolio’s performance was competitive when compared to other relevant performance benchmarks or peer groups; and (v) that the Manager and/or the relevant subadviser (if any) had taken or was taking steps designed to help improve the Portfolio’s investment performance.

The Directors also considered the investment performance of the Advisers and their reputations generally, the historical responsiveness of the Advisers to Director concerns about performance and the willingness of the Advisers to take steps intended to improve performance.

With respect to the Artio International Stock Portfolio, the Directors considered that, because of persistent disappointing performance results from that Portfolio, Artio was expected to be replaced as subadviser to the Portfolio in the near future. In approving the Previous Subadvisory Agreement for the Portfolio, the Directors considered MetLife Advisers’ representation that it believed that Artio continued to follow a consistent investment approach and had adequate personnel and resources to remain subadviser to the Portfolio pending the appointment of a replacement subadviser.

After reviewing these and related factors, the Directors concluded, within the context of their overall conclusions regarding each of the Agreements, that the investment performance of each relevant Portfolio and Adviser was sufficient, in light of other considerations, to warrant the renewal of the Agreements.

The costs of the services to be provided and profits to be realized by the Advisers and their affiliates from their relationships with the Portfolios. The Directors considered the fees charged by the Manager to the Portfolios for advisory services and, with respect to the subadvised Portfolios, by such subadvisers to the Manager for subadvisory services (such advisory and subadvisory fees (if any), collectively, “Fees”), as well as the total expense levels of the Portfolios. This information included comparisons (provided by an independent third party) of the Portfolios’ Fees and total expense levels to those of their peer groups. The Directors noted that the data showed the Fees and total expenses to be generally within the range of comparable mutual funds, although the Fees and total expenses with respect to a limited number of the Portfolios were at or towards the higher end of the range. In evaluating Fees for the relevant Portfolios, the Directors also took into account the demands, complexity and quality of the investment management services provided to each Portfolio.

The Directors considered information provided by the subadvisers regarding the fees they charge for managing other accounts with investment strategies substantially similar to those of the Portfolio(s) they subadvise, including, where applicable, institutional separate accounts and other mutual funds. The Directors noted that, although the fees charged to the Portfolios are generally comparable to or lower than the fees charged to the subadvisers’ other clients, in certain instances the subadvisers charge lower fees to other clients. The Directors considered that the administrative, compliance, reporting and other legal burdens of providing investment advice to mutual funds exceed those required to provide advisory services to non-mutual fund clients such as institutional accounts. The Directors also considered that there is substantially greater legal and other risk to the subadvisers in managing mutual funds than in managing private accounts. In respect of the subadvisers’ other clients that are mutual funds, the Directors also considered that in certain instances the subadvisers provide a broader range of services to those other clients because they serve as the investment adviser and manager (rather than merely as subadviser) to those other mutual funds. After reviewing these and related factors, the Directors concluded that the differences between the services that the subadvisers provide to the Portfolios and those they provide to institutional separate accounts and to mutual funds for which they serve as the investment adviser and manager (rather than as subadviser) substantially limit the probative value of comparisons to those other clients.

The Directors also considered the compensation directly or indirectly received by the Advisers and their affiliates from their relationships with the relevant Portfolios. The Directors reviewed information relating to the profits received by the Manager, certain of the subadvisers and the Manager’s affiliates as a result of their relationships with the relevant Portfolios, and information about the allocation of expenses used to calculate profitability. With respect to those subadvisers that are not affiliated with the Manager, the Directors took into account that the subadvisers are compensated by the Manager rather than by the Portfolios directly, and that the rate of such compensation is determined by arms’ length negotiation between the Manager and those subadvisers. When reviewing profitability, the Directors also considered the performance of the relevant Portfolios, the expense levels of such Portfolios and whether the relevant Advisers had implemented breakpoints, fee waivers and/or expense caps with respect to such Portfolios.

After reviewing these and related factors, the Directors concluded, within the context of their overall conclusions regarding each of the Agreements, that the Fees charged to each of the relevant Portfolios were fair and reasonable, and that the information provided regarding the costs of these services generally, and the related profitability (if reported to the Directors) to the relevant Advisers of their relationships with the relevant Portfolios, supported the renewal of the Agreements.

Economies of Scale. The Directors considered the existence of any economies of scale in the provision of services by the Advisers and whether those economies were shared with the relevant Portfolios through breakpoints in their advisory fees or other means, such as expense caps, fee waivers or relatively low levels of fees. The Directors noted that most of the relevant Portfolios benefited or will benefit from breakpoints, expense caps and/or fee waivers with respect to their advisory fees. In considering these issues, the Directors also took into consideration information relating to the costs of the services provided and the profitability to the Manager, any relevant subadvisers (if reported to the Directors) and each of their affiliates of their relationships with the relevant Portfolios, as discussed above.

After reviewing these and related factors, the Directors concluded, within the context of their overall conclusions regarding each of the Agreements, that the extent to which economies of scale were shared with the relevant Portfolios supported the renewal of such Agreements.

Other Factors. The Directors also considered other factors, which included but were not limited to the following:

•

the extent to which each relevant Portfolio operated in accordance with its investment objective, and its record of compliance with its investment restrictions and the compliance programs of the Fund and the Advisers. They also considered the compliance-related resources the Advisers and their affiliates provide to the relevant Portfolios;

•	the Advisers’ brokerage practices, if applicable, including commission rates paid, the quality of trade execution and the use of soft dollars to obtain brokerage and research services;

•	the nature, quality, cost and extent of administrative and shareholder services performed by the Manager and its affiliates under the Advisory Agreements; and

•

any so-called “fall-out benefits” to the Advisers. The Directors also considered the possible conflicts of interest associated with these fall-out benefits, and the reporting and other processes in place to disclose and monitor these possible conflicts of interest.

The Subadvisory Agreement

Based on their evaluation of all factors that they deemed to be material, and assisted by the advice of independent counsel, at the January Meeting, the Board approved a change of subadviser for the Portfolio from Artio to Baillie Gifford.

In determining to approve the change in subadviser for the Portfolio, the Board carefully considered the factors described above, to the extent relevant to the Subadvisory Agreement. (For example, the profitability to Baillie Gifford of the proposed subadvisory relationship was not considered, because Baillie Gifford had not yet begun managing the Portfolio and, accordingly, no information was available regarding the actual cost it might incur or profits it might realize in connection with the relationship.) In addition to these factors, the Board also considered

•	the experience, investment style and investment performance history of Baillie Gifford as a portfolio manager;

•	that the Portfolio’s total expense ratio is expected to decline slightly as a result of the Subadvisory Agreement with Baillie Gifford; and

•	the expected transition costs of the change of subadviser.

Based on their evaluation of the factors described above, and assisted by independent counsel, the Directors, including the Independent Directors, concluded it was appropriate and desirable for Baillie Gifford to assume subadvisory responsibilities for the Portfolio and thus approved the Subadvisory Agreement.

Investment Style

Baillie Gifford normally invests the Portfolio’s assets primarily in non-U.S. securities. The Portfolio normally invests at least 80% of its assets in stocks. Stocks include common stocks, preferred stocks and securities convertible into common or preferred stocks. The Portfolio typically invests in companies with a minimum market capitalization of $1 billion. The Portfolio normally invests in at least four different countries and at least 65% of its total assets in no fewer than three different countries outside the U.S. The Portfolio may make significant investments in securities of emerging market issuers, and the percentage of the Portfolio invested in emerging market issuers may exceed, under normal circumstances, the percentage of the MSCI All Country World ex-U.S. Index (the “Index”) represented by emerging market issuers by up to 15 percentage points. For example, if securities of emerging market issuers represent 25% of the value of the Index, the Portfolio could, under normal circumstances, invest up to 40% of its total assets in securities of emerging market issuers.

The Portfolio may invest in American Depositary Receipts, Global Depositary Receipts, International Depositary Receipts, mutual funds, exchange-traded funds (“ETFs”), real estate investment trusts, forward commitments, and when-issued and delayed delivery securities.

The Portfolio may invest in derivatives for hedging and non-hedging purposes. The Portfolio typically uses derivatives as a substitute for taking a position in the underlying asset and/or as part of a strategy to reduce risk, such as interest rate risk, currency risk, and price risk. Such derivatives may include, but are not limited to, futures contracts, forward foreign exchange contracts (“forward contracts”), non-deliverable forwards, options, options on futures, swaps, warrants, and structured notes.

The Portfolio intends to invest in securities denominated in the currencies of a variety of countries and in securities denominated in multinational currencies such as the Euro. Baillie Gifford may from time to time seek to reduce foreign currency risk by hedging some or all of the Portfolio’s foreign currency exposure back into the U.S. dollar. In addition, when the European cash market is closed, the Portfolio may deploy cash to enter into transactions in U.S. equity index futures, such as those based on the S&P 500 Index, and ETFs, in order to increase or reduce market exposure. Baillie Gifford expects to unwind promptly such investments subject to market conditions.

Stock Selection

Baillie Gifford’s investment philosophy is to make long term investments in well-managed businesses which enjoy sustainable, competitive advantages. The aim is to select stocks for the Portfolio that can sustain above average growth in earnings and cash flow. Asset allocation is therefore the result of individual stock decisions. Baillie Gifford believes understanding the long-term available opportunity and competitive advantage of companies is more important than short-term economic indicators. Baillie Gifford gains an in-depth knowledge of individual companies through fundamental in-house analysis in order to develop a view about their prospects. This view is compared to that of the consensus, and any discrepancies present an opportunity to add value in the Portfolio.

Research is organized primarily by geography, but Baillie Gifford also has a number of global sector specialists. For every investment under consideration, Baillie Gifford considers three aspects—the opportunity available to the company, its ability to execute on that opportunity and the valuation of the business. Considerations include the growth rates and structure of the industry in which a company operates and any enduring barriers to entry or cost advantages, whether the company finances growth from internally generated cash flow and management’s approach to capital allocation and shareholders, and the extent to which the market might already appreciate these strengths.

Portfolio Transaction and Brokerage

In their consideration of the Subadvisory Agreement, the Directors considered Baillie Gifford’s practices regarding the selection and compensation of brokers and dealers that execute portfolio transactions for the Portfolio, and such brokers’ and dealers’ provision of brokerage and research services to Baillie Gifford. The following paragraphs summarize these practices.

In placing orders for the purchase and sale of portfolio securities for the Portfolio, Baillie Gifford always seeks the best price and execution. Transactions in unlisted securities are carried out through broker-dealers who make the primary market for such securities unless, in the judgment of Baillie Gifford, a more favorable price can be obtained by carrying out such transactions through other brokers or dealers.

Baillie Gifford selects only brokers or dealers which it believes are financially responsible, will provide efficient and effective services in executing, clearing and settling an order and will charge commission rates which, when combined with the quality of the foregoing services, will produce best price and execution for the transaction. This does not necessarily mean that the lowest available brokerage commission will be paid. However, the commissions are believed to be competitive with generally prevailing rates. Baillie Gifford will use its best efforts to obtain information as to the general level of commission rates being charged by the brokerage community from time to time and will evaluate the overall reasonableness of brokerage commissions paid on transactions by reference to such data. In making such evaluation, all factors affecting liquidity and execution of the order, as well as the amount of the capital commitment by the broker in connection with the order, are taken into account. The Fund may pay a broker a commission at a higher rate than otherwise available for the same transaction in recognition of the value of research services provided by the broker or in recognition of the value of any other services provided by the broker.

Receipt of research services from brokers may sometimes be a factor in selecting a broker which Baillie Gifford believes will provide best price and execution for a transaction. These research services include not only a wide variety of reports on such matters as economic and political developments, industries, companies, securities, portfolio strategy, account performance, daily prices of securities, stock and bond market conditions and projections, asset allocation and portfolio structure, but also meetings with management representatives of issuers and with other analysts and specialists. Although it is not possible to assign an exact dollar value to these services, they may, to the extent used, tend to reduce Baillie Gifford’s expenses. Such services may be used by Baillie Gifford in servicing other client accounts and in some cases may not be used with respect to the Portfolio. Receipt of services or products other than research from brokers is not a factor in the selection of brokers.

Baillie Gifford Operations

Baillie Gifford Overseas Limited is a wholly-owned subsidiary of Baillie Gifford & Co., a Scottish investment management firm, 100% owned and run by the firm’s current partners. Founded in 1908, Baillie, Gifford & Co. manages money primarily for institutional clients. It is one of the largest independently owned investment management firms in the United Kingdom. The principal address of Baillie Gifford & Co. is Calton Square, 1 Greenside Row, Edinburgh, EH1 3AN, Scotland. Baillie Gifford & Co, Baillie Gifford Overseas Limited and their affiliates are referred to as the “Baillie Gifford Group.” As of December 31, 2011 the Baillie Gifford Group had assets under management of over $108 billion.

Below is a list of the 36 partners of Baillie Gifford & Co as of December 31, 2011.

Name	Title

James Anderson	Head of Long Term Global Growth

Jonathan Bates	Investment Manager

Ken Barker	Client Service Director

Robert Blaikie	Head of Trading

Mick Brewis	Head of North American Equities

Gerard Callahan	Head of UK Equities

Alex Callander	CEO, Joint Senior Partner

Peter Cooke	Client Service Director

Lynn Dewar	Client Service Director

Hamish Dingwall	Sector Researcher

Patrick Edwardson	Head of Diversified Growth

Peter Hadden	Client Service Director

Edward Hocknell	Client Service Director

Malcolm MacColl	Investment Manager

Michael MacPhee	Investment Manager

Iain McCombie	Investment Manager

Richard McGrail	Head of Information Systems

Angus McLeod	Client Service Director

Nigel Morecroft	Client Service Director

Elaine Morrison	Head of Developed Asian Equities

Scott Nisbet	Client Service Director

Alan Paterson	Administration and Finance Partner

Bill Pacula	Marketing Director

Charles Plowden	Chief of Investment Staff, Joint Senior Partner, Head of Global Alpha

Leslie Robb	Client Service Director

Stephen Rodger	Head of Credit

David Salter	Client Service Director

Gerald Smith	CIO, Head of Global Opportunities

Richard Sneller	Head of Emerging Markets

William Sutcliffe	Investment Manager

Anthony Tait	Client Service Director

Andrew Telfer	Head of Institutional Clients Department

Nicholas Thomas	Client Service Director

Mark Urquhart	Investment Manager

Alison Warden	Administration and Finance Partner

Sarah Whitley	Head of Japanese Equities

Baillie Gifford acts as investment adviser or subadviser to the funds listed in the table below, each of which has an investment objective similar to that of the Portfolio’s investment objective. Baillie Gifford does not waive or reduce its compensation, except as noted below, for any fund shown in the table as of December 31, 2011, though, with respect to clients with multiple accounts advised or sub-advised by Baillie Gifford, Baillie Gifford may aggregate the assets of those accounts for purposes of calculating fees.

Baillie Gifford charges each of the funds listed below advisory or subadvisory fees, as applicable, at the following annual rate (except for certain funds which have requested performance-based fees):

Percentage of average daily net assets:

0.600% on the first $25 million

0.500% on the next $75 million

0.400% on the next $300 million

0.300% on assets over $400 million

Fund*	Net Assets as of December 31, 2011 (Millions)	Fee Waiver	Relationship (Adviser or Subadviser)
Client 1	$122.34	No	Adviser
Client 2	$38.80	No	Adviser
Client 3	$58.09	No	Adviser
Client 4	$76.38	No	Adviser
Client 5	$288.07	No	Adviser
Client 6	$124.80	No	Adviser
Client 7	$349.46	No	Adviser
Client 8	$154.00	No	Adviser
Client 9	$509.02	No	Adviser
Client 10	$147.57	No	Adviser
Client 11	$61.84	No	Adviser
Client 12	$1,276.93	No	Adviser
Client 13	$126.77	No	Subadviser
Client 14	$187.67	No	Adviser
Client 15	$247.09	No	Adviser
Client 16	$128.30	No	Adviser
Client 17	$408.91	No	Adviser
Client 18	$81.16	No	Adviser
Client 19	$74.09	No	Adviser
Client 20	$25.60	No	Adviser
Client 21	$1,810.93	No	Adviser
Client 22	$127.94	No	Adviser
Client 23	$260.78	No	Adviser
Client 24	$70.46	No	Adviser
Client 25	$81.87	No	Adviser
Client 26	$64.46	No	Adviser
Client 27	$140.73	No	Adviser
Client 28	$77.33	No	Adviser
Client 29	$73.00	No	Adviser
Client 30	$1,260.65	No	Adviser

*	For confidentiality purposes, the names of the subadvised and advised relationships have been omitted. These represent accounts managed in a similar fashion to the Portfolio.

The principal executive officers and directors of Baillie Gifford and their principal occupations are set forth below. The address of each such person is c/o Baillie Gifford Overseas Limited, Calton Square, 1 Greenside Row, Edinburgh, EH1 3AN, Scotland.

Name	Position

Alexander J. Callander	Director

William, A. McLeod	Director

Edward H. Hocknell	Director

Angus N. MacDonald	Legal Officer

Alison L. Warden	Group Finance Officer

Peter N. Cooke	Chairman and Chief Executive

Andrew J. Telfer	Director

Graham Laybourn	Chief Compliance Officer

Alison Graham	Finance Officer

Thomas S. Nisbet	Director

Peter C. Hadden	Director

Dickson K. Jackson	Director

William Sutcliffe	Director

Anthony R. Tait	Director

The Portfolio is managed by a Portfolio Construction Group consisting of a range of experienced investment managers. The lead managers, who are primarily responsible for the management of the Portfolio, are Gerald Smith, Angus Franklin and Jonathan Bates.

Mr. Smith joined Baillie Gifford in 1987 and became a Partner in 1998. He is currently Chief Investment Officer and is a member of both the Investment Advisory Group and the Emerging Markets Investment Advisory Group. Mr. Smith has chaired the Portfolio Construction Group since its inception.

Mr. Franklin qualified as a Chartered Accountant in 1992 and joined Baillie Gifford in 1994. Since then Mr. Franklin has worked in the UK, Emerging Markets and European Investment Teams. He now works full time conducting research for the Portfolio Construction Group.

Mr. Bates joined Baillie Gifford in 1993 and was a Portfolio Manager in the North American Investment Team until September 2011. He now works full time conducting research for the Portfolio Construction Group. Mr. Bates became a Partner in 2005.

IV.	OTHER INFORMATION

Information about the Manager

The Manager is a Delaware limited liability company. MetLife Investors Group, Inc. (“Met Investors Group”) owns all of the voting interest in the Manager. Met Investors Group is a wholly owned subsidiary of MetLife, a publicly traded company. The members of the Manager include each insurance company the separate accounts of which invest in registered investment companies to which the Manager serves as investment adviser. Each member’s interest in the Manager entitles the member to share in the profit and loss of the Manager in proportion to the profit and loss of the Manager attributable to customers of that insurance company. The Chairman of the Board and President of the Manager is Elizabeth M. Forget. Ms. Forget, Paul G. Cellupica and Alan C. Leland, Jr. are the Manager’s directors. Ms. Forget is the President and Chief Executive Officer of the Fund, and her principal occupation is Senior Vice President of MetLife. Mr. Cellupica does not have a position with the Fund, and his principal occupation is Chief Counsel of MetLife. Mr. Leland is a Senior Vice President of the Fund and Vice President of MetLife, and his principal occupation is Treasurer and Chief Financial Officer of the Manager. The address of Ms. Forget and Mr. Cellupica is 1095 Avenue of the Americas, New York, New York 10036. The address of the Manager and Mr. Leland is 501 Boylston Street, Boston, Massachusetts 02116. The address of Met Investors Group is 5 Park Plaza, Irvine, CA 92614. The address of MetLife is 200 Park Avenue, New York, NY 10166.

Information About the Fund

Copies of the most recent annual report and the semiannual report succeeding the annual report, if any, of the Fund may be obtained without charge by calling (800) 638-7732 or by writing to Michael P. Lawlor, Metropolitan Series Fund, Inc., c/o MetLife Advisers, LLC at 501 Boylston Street, Boston, Massachusetts 02116.

Fund Unification Proposals

At a meeting of the Board of Directors of the Fund on November 16-17, 2011, the Directors of the Fund approved proposals (i) to elect Directors of the Fund for the purpose of, among other things, substantially aligning the membership of the Board of Directors of the Fund with the Board of Trustees of Met Investors Series Trust (“Proposal I”); (ii) to amend the existing advisory agreement of the Portfolio for the purpose of revising the terms of that agreement to reflect, among other things, that the Fund may retain a third party to perform administrative services for the Portfolio at the Portfolio’s expense, and to limit the Manager’s role in respect of those administrative services to supervising and overseeing them (“Proposal II”); and (iii) for the Fund to reorganize as a Delaware statutory trust (the “Reorganization”) pursuant to an Agreement and Plan of Reorganization (the “Reorganization Agreement”) that provides for (a) the transfer of all of the assets of each series of the Fund (each, an “MSF Portfolio”), including the Portfolio, to, and the assumption of all of the liabilities of each MSF Portfolio by, a corresponding series (each, a “New Portfolio”) of Metropolitan Series Fund, a newly formed Delaware statutory trust, in exchange for shares of the corresponding New Portfolio; (b) the distribution of such shares to the shareholders of each MSF Portfolio in complete liquidation of each MSF Portfolio; and (c) the subsequent dissolution of the Fund under Maryland law (together with Proposal I and Proposal II, the “Fund Unification Proposals”).

Shareholders of the Fund approved the Fund Unification Proposals on February 24, 2012. The newly elected directors are expected to join the Fund’s Board and the amended advisory agreement is expected to become effective on or about April 30, 2012. The Reorganization is expected to close on April 30, 2012, although the date may be adjusted in accordance with the Reorganization Agreement.

Ownership of Shares

Shares of the Portfolio are available for purchase only by separate accounts established by MetLife and its insurance company affiliates (collectively, the “Insurance Companies”). The Fund serves as the investment vehicle for variable insurance, variable annuity and group annuity products of the Insurance Companies. Shares of the Portfolio are not offered for direct purchase by the investing public. Each Class A, Class B and Class E Share of the Portfolio is entitled to one vote and each fractional Share of the Portfolio is entitled to a proportional fractional vote. The number of shares of beneficial interest of the Portfolio issued and outstanding as of the Record Date was as follows:

Class A	80,658,453.95
Class B	11,628,061.68
Class E	3,329,983.20

Beneficial Ownership

All of the shares of the Portfolio are held of record by the Insurance Companies for allocation to the corresponding investment divisions or sub-accounts of certain of their separate accounts. Because the Insurance Companies own 100% of the Shares of the Fund, they may be deemed to be in control (as defined in the 1940 Act) of the Fund. Any shareholder who holds 25% or more of the outstanding shares of the Portfolio may be deemed to control the Portfolio. Any entity controlling the Portfolio may be able to determine the outcome of issues that are submitted to shareholders for vote, and may be able to take action regarding the Portfolio without the consent or approval of the other shareholders. Shares of the Portfolio are not offered for direct purchase by the investing public.

The Insurance Companies have informed the Fund that, as of the Record Date, there were no persons owning Contracts which would entitle them to instruct the Insurance Companies with respect to 5% or more of the voting securities of any share class of the Portfolio. The Fund has been informed that, as of the Record Date, the officers and Directors of the Fund, as a group, owned less than 1% of the outstanding shares of the Portfolio.

Principal Underwriter

MetLife Investors Distribution Company, located at 5 Park Plaza, Suite 1900, Irvine, CA 92614, is the Fund’s principal underwriter.

APPENDIX A

METROPOLITAN SERIES FUND, INC.

SUB-ADVISORY AGREEMENT

(Baillie Gifford International Stock Portfolio)

AGREEMENT made this 1st day of February, 2012, by and between Baillie Gifford Overseas Limited, a limited liability company (the “Subadviser”), and MetLife Advisers, LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the Adviser serves as investment manager of Metropolitan Series Fund, Inc. (the “Fund”), a Maryland corporation which has filed a registration statement (the “Registration Statement”) under the Investment Company Act of 1940, as amended (the “1940 Act”) and the Securities Act of 1933, as amended (the “1933 Act”) pursuant to a advisory agreement dated February 5, 2004, as amended from time to time (the “Advisory Agreement”); and

WHEREAS, the Fund is comprised of several separate investment portfolios, one of which is the Baillie Gifford International Stock Portfolio (the “Portfolio”); and

WHEREAS, the Adviser desires to avail itself of the services, information, advice, assistance and facilities of an investment adviser to assist the Adviser in performing investment advisory services for the Portfolio; and

WHEREAS, the Subadviser is registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and is engaged in the business of rendering investment advisory services to investment companies and other institutional clients and desires to provide such services to the Adviser.

NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:

1. Employment of the Subadviser. The Adviser hereby employs the Subadviser, subject to the supervision of the Adviser, to manage the investment and reinvestment of the assets of the Portfolio, subject to the control and direction of the Board of Directors, for the period and on the terms hereinafter set forth. The Subadviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth for the compensation herein provided. The Subadviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Adviser, the Portfolio or the Fund in any way. The Subadviser may execute account documentation, agreements, contracts and other documents requested by brokers, dealers, counterparties and other persons in connection with its management of the assets of the Portfolio, provided the subadviser receives express agreement and consent of the Adviser and/or the Board of Directors to execute futures account agreements, ISDA Master Agreements and other documents related thereto, which consent shall not be unreasonably withheld. In such respect, and only for this limited purpose the Subadviser shall act as the Adviser’s and the Fund’s agent and attorney-in-fact.

Copies of the Fund’s Registration Statement or Articles of Incorporation and Bylaws (collectively, the “Charter Documents”), each as currently in effect, have been or will be delivered to the Subadviser. The Adviser agrees, on an ongoing basis, to notify the Subadviser of each change in the fundamental and non-fundamental investment policies and restrictions of the Portfolio as promptly as practicable and to provide to the Subadviser as promptly as practicable copies of all amendments and supplements to the Registration Statement and amendments to the Charter Documents. The Adviser will promptly provide the Subadviser with any procedures applicable to the Subadviser adopted from time to time by the Fund’s Board of Directors and agrees to promptly provide the Subadviser copies of all amendments thereto.

The Adviser shall timely furnish the Subadviser with such additional information as may be reasonably requested by the Subadviser to perform its responsibilities pursuant to this Agreement. The Adviser shall reasonably cooperate with the Subadviser in setting up and maintaining brokerage accounts, futures accounts, and other accounts the Subadviser deems advisable to allow for the purchase or sale of various forms of securities and other financial instruments pursuant to this Agreement.

2. Obligations of and Services to be Provided by the Subadviser. The Subadviser undertakes to provide the following services to the Portfolio and to assume the following obligations:

a.	The Subadviser shall manage the investment and reinvestment of the portfolio assets of the Portfolio, all without prior consultation with the Adviser, subject to and in accordance with:

i.	the investment objective, policies and restrictions of the Portfolio set forth in the Fund’s Registration Statement and the Charter Documents, as such Registration Statement and Charter Documents may be amended from time to time;

ii.	the requirements applicable to registered investment companies under applicable laws and those requirements applicable to both regulated investment companies and segregated asset accounts under Subchapter M and Section 817(h) of the Internal Revenue Code (“Code”), including but not limited to, the diversification requirements of Section 817(h) of the Code and the regulations thereunder;

iii.	any written instructions, policies and guidelines which the Adviser or the Fund’s Board of Directors may issue from time-to-time, all as from time to time in effect, and

iv.	with all applicable provisions of law, including without limitation all applicable provisions of the 1940 Act the rules and regulations thereunder and the interpretive opinions thereof of the staff of the Securities and Exchange Commission (“SEC”) (“SEC Positions”).

b.	In furtherance of and subject to the foregoing, the Subadviser shall make all determinations with respect to the purchase and sale of portfolio securities and other financial instruments and shall take such action necessary to implement the same.

c.	The Subadviser shall render such reports to the Fund’s Board of Directors, the Adviser and the Adviser’s Administrator as they may reasonably request from time to time concerning the investment activities of the Portfolio, including without limitation all material as reasonably may be requested by the Directors of the Fund pursuant to Section 15(c) of the 1940 Act, and agrees to review the Portfolio and discuss the management of the Portfolio with representatives or agents of the Fund’s Board of Directors, the Adviser and the Administrator at their reasonable request.

d.	Unless the Adviser gives the Subadviser written instructions to the contrary, the Subadviser shall, in good faith and in a manner which it reasonably believes best serves the interests of the Portfolio’s shareholders, timely direct the Portfolio’s custodian as to how to vote such proxies as may be necessary or advisable in connection with any matters submitted to a vote of shareholders of securities held by the Portfolio.

e.	Absent instructions from the Adviser to the contrary and to the extent provided in the Fund’s Registration Statement, as such Registration Statement may be amended from time to time, the Subadviser shall, in the name of the Portfolio, place orders for the execution of portfolio transactions with or through such brokers, dealers or other financial institutions as it may select, including affiliates of the Subadviser provided such orders comply with Rule 17e-1 (or any successor or other relevant regulations) under the 1940 Act.

f.

To the extent consistent with applicable law and then current SEC Positions and absent instructions from the Adviser to the contrary, purchase or sell orders for the Portfolio may be aggregated with contemporaneous purchase or sell orders of other clients of the Subadviser or its affiliates. In the selection of brokers or dealers or other execution agents and the placing of orders for the purchase and sale of portfolio investments for the Portfolio, the Subadviser shall seek to obtain for the Portfolio the best execution available. In using its best efforts to obtain for the Portfolio the best execution available, the Subadviser, bearing in mind the Portfolio’s best interests at all times, shall consider all factors it deems relevant, including by way of illustration, breadth of the market in the security; price; the size of the transaction; the nature of the market for the security; the amount of the commission; the timing of the transaction taking into account market prices and trends; the reputation, experience, execution capability, and financial stability of the broker or dealer involved; and the quality of service rendered by the broker or dealer in other transactions. Subject to such policies as the Board of the Fund and Adviser may determine and applicable law, including any relevant SEC Positions, the Subadviser may cause the Portfolio to pay a broker or dealer that provides brokerage and research services to the Subadviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Subadviser’s overall responsibilities with respect to the Portfolio and to other clients of the Subadviser as to which the Subadviser exercises investment discretion.

g.	Subject to seeking the most favorable price and execution, the Board of Directors or the Adviser may direct the Subadviser to effect transactions in portfolio securities and other financial instruments through broker-dealers in a manner that will help generate resources to pay the cost of certain expenses which the Fund is required to pay or for which the Fund is required to arrange payment. To the extent the Subadviser is directed to use only the specified brokers for the Portfolio, the Fund may pay higher commissions or other transaction costs or greater spreads, or receive less favorable net prices, on transactions for the Portfolio than would otherwise be the case if the Subadviser used other or multiple brokers.

h.	In connection with the placement of orders for the execution of the portfolio transactions of the Portfolio, the Subadviser shall create and maintain all necessary records pertaining to the purchase and sale of securities and other financial instruments by the Subadviser on behalf of the Portfolio in accordance with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act. All records shall be the property of the Fund and shall be available for inspection and use by the SEC, the Fund, the Adviser or any person retained by the Fund at all reasonable times. The Subadviser will furnish copies of such records to the Adviser or the Fund within a reasonable time after receipt of a request from either the Adviser or the Fund. Where applicable, such records shall be maintained by the Subadviser for the periods and in the places required by Rule 31a-2 under the 1940 Act.

i.	In accordance with Rule 206(4)-7 under the Advisers Act, the Subadviser has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Advisers Act and any rules thereunder by the Subadviser and its supervised persons. Further, the Subadviser reviews and shall continue to review, at least annually, its written policies and procedures and the effectiveness of their implementation and shall designate an individual (who is a supervised person) who is responsible for administering such policies and procedures.

j.	The Subadviser shall:

i.	Comply with the Fund’s written compliance policies and procedures pursuant to Rule 38a-1 under the 1940 Act;

ii.	Promptly provide to the Adviser copies of its annual compliance review report (or a summary of the process and findings), as well as copies of such items as third-party compliance audits;

iii.	Notify the Adviser promptly of any material non-routine contact from the SEC or other regulators or a Self-Regulatory Organization (“SRO”) (such as an examination, inquiry, investigation, institution of a proceeding, etc.) relating directly or indirectly to the Subadviser’s asset management business; and

iv.	Notify the Adviser promptly of any material compliance matters (as defined in Rule 38a-1 under the 1940 Act) relating directly or indirectly to the Portfolio, the Fund, the Adviser or the Subadviser of which it is aware and actions taken in response to issues or items raised by the SEC, an SRO or other regulators.

k.	The Subadviser shall (1) maintain procedures regarding the use of derivatives, and (2) provide such certifications and reports regarding the use of derivatives, including with respect to asset segregation, as may be reasonably requested by the Fund or the Adviser.

l.	The Subadviser shall bear its expenses of providing services pursuant to this Agreement, but shall not be obligated to pay any expenses of the Adviser, the Fund, or the Portfolio, including without limitation: (a) interest and taxes; (b) brokerage commissions and other costs in connection with the purchase or sale of securities or other financial instruments for the Portfolio; and (c) custodian fees and expenses.

m.	The Subadviser shall, as part of a complete portfolio compliance testing program, perform quarterly diversification testing of the Portfolio under Section 817(h) of the Code. The Subadviser shall provide timely notice each calendar quarter that such diversification was satisfied or if not satisfied, that corrections were made within 30 days of the end of the calendar quarter.

n.	The Subadviser shall be responsible for the preparation and filing of Schedules 13D and 13G and Forms 13F (as well as other filings triggered by ownership in securities and other investments under other applicable laws, rules and regulations) on behalf of the Portfolio.

o.	The Subadviser shall provide assistance in determining the fair value of all securities and other investments/assets in the Portfolio as necessary, and, use reasonable efforts to arrange for the provision of valuation information or a price(s) from a party(ies) independent of the Subadviser for each security or other investment/asset in the Portfolio for which market prices are not readily available or not reliable. The Subadviser acknowledges that it has received a copy of the Fund’s Pricing Procedures and agrees to comply with the Fund’s Pricing Procedures as in effect from time to time, and provide the services and information required of Subadvisers thereunder with respect to the Portfolio.

p.	The Subadviser will notify the Fund and the Adviser of (i) any assignment of this Agreement or change of control of the Subadviser, as applicable, and (ii) any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Subadviser, in each case prior to or promptly after, such change. The Subadviser agrees to bear all reasonable expenses of the Fund, if any, arising out of any assignment by, or change in control of the Subadviser and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Subadviser. In the case of an assignment of this Agreement or a change in control, such expenses are agreed to include reimbursement of reasonable costs associated with preparing, printing and mailing information statements to existing shareholders of the Portfolio. In the case of changes in key personnel, such expenses are agreed to include reimbursement of reasonable costs associated with preparing, printing and mailing any supplements to the prospectus to existing shareholders of the Portfolio if such changes involve personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Subadviser identified in the prospectus or Statement of Additional Information.

q.	The Subadviser may, but is not obligated to, combine or “batch” orders for client portfolios to obtain best execution, to negotiate more favorable commission rates or to allocate equitably among the Subadviser’s and its affiliates’ clients differences in prices and commissions or other transaction costs that might have been obtained had such orders been placed independently. Under this procedure, transactions will be averaged as to price and transaction costs and typically will be allocated among the Subadviser’s clients in proportion to the purchase and sale orders placed for each client account on any given day. If the Subadviser cannot obtain execution on all the combined orders at prices or for transaction costs that the Subadviser believes are desirable, the Subadviser will allocate the securities the Subadviser does buy or sell as part of the combined orders by following the Subadviser’s order allocation procedures.

r.	In accordance with Rule 17a-10 under the 1940 Act and any other applicable law, the Subadviser shall not consult with any other subadviser to the Portfolio or any subadviser to any other portfolio of the Fund or to any other investment company or investment company series for which the Adviser serves as investment adviser concerning transactions of the Portfolio in securities or other assets, other than for purposes of complying with conditions of paragraphs (a) and (b) of Rule 12d3-1 under the 1940 Act.

3. Compensation of the Subadviser. In consideration of services rendered pursuant to this Agreement, the Adviser will pay the Subadviser a fee at the annual rate set forth in Schedule A hereto. Such compensation shall be payable monthly in arrears or at such other intervals, not less frequently than quarterly, as the Adviser is paid by the Portfolio pursuant to the Advisory Agreement. If the Subadviser shall serve for less than the whole of any month, the foregoing compensation shall be prorated. For the purpose of determining fees payable to the Subadviser, the value of the Portfolio’s net assets allocated to the Subadviser by the Adviser shall be computed at the times and in the manner specified in the Fund’s Registration Statement.

4. Activities of the Subadviser. The services of the Subadviser hereunder are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others and to engage in other activities, so long as the services rendered hereunder are not impaired and except as the Subadviser and the Adviser may otherwise agree from time to time in writing before or after the date hereof.

The Subadviser shall be subject to a written code of ethics adopted by it that conforms to the requirements of Rule 204A-1 of the Advisers Act and Rule 17j-1(b) of the 1940 Act.

5. Use of Names. The Subadviser hereby consents to the Portfolio being named the Baillie Gifford International Stock Portfolio. The Adviser shall not use the name Baillie Gifford and any of the other names of the Subadviser or its affiliated companies and any derivative or logo or trade or service mark thereof, or disclose information related to the business of the Subadviser or any of its affiliates in any prospectus, sales literature or other material relating to the Fund in any manner not approved prior thereto by the Subadviser; provided, however, that the Subadviser shall approve all uses of its name and that of its affiliates which merely refer in accurate terms to its appointment hereunder or which are required by the SEC or a state securities commission; and provided, further, that in no event shall such approval be unreasonably withheld. The Subadviser shall not use the name of the Fund, the Adviser or any of their affiliates in any material relating to the Subadviser in any manner not approved prior thereto by the Adviser; provided, however, that the Adviser shall approve all uses of its or the Fund’s name which merely refer in accurate terms to the appointment of the Subadviser hereunder or which are required by the SEC or a state securities commission; and, provided, further, that in no event shall such approval be unreasonably withheld.

The Adviser recognizes that from time to time directors, officers and employees of the Subadviser may serve as directors, trustees, partners, officers and employees of other corporations, business trusts, partnerships or other entities (including other investment companies) and that such other entities may include the name Baillie Gifford or any derivative or abbreviation thereof as part of their name, and that the Subadviser or its affiliates may enter into investment advisory, administration or other agreements with such other entities.

6. Liability and Indemnification.

a.

Except as may otherwise be provided by the 1940 Act or any other applicable law, the Subadviser shall not be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Adviser or the Fund as a result of any error of judgment or mistake of law by the Subadviser with respect to the Portfolio, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Subadviser for, and the Subadviser shall indemnify and hold harmless the Fund, the Adviser, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act ) and all controlling persons (as described in Section 15 of the 1933 Act) (collectively, “Adviser Indemnitees”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Adviser Indemnitees may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Subadviser in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact contained in the Registration Statement, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Portfolio or the omission to state therein a material fact known to the Subadviser which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Adviser or the Fund by the Subadviser Indemnitees (as defined below) for use therein.

b.	Except as may otherwise be provided by the 1940 Act or any other applicable law, the Adviser and the Fund shall not be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Subadviser as a result of any error of judgment or mistake of law by the Adviser with respect to the Portfolio, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Adviser for, and the Adviser shall indemnify and hold harmless the Subadviser, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons (as described in Section 15 of the 1933 Act) (collectively, “Subadviser Indemnitees”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Subadviser Indemnitees may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Adviser in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact contained in the Registration Statement, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Portfolio or the omission to state therein a material fact known to the Adviser which was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Adviser by a Subadviser Indemnitee for use therein.

7. Limitation of Fund’s Liability. The Subadviser acknowledges that it has received notice of and accepts the limitations upon the Fund’s liability set forth in the Fund’s Charter Documents. The Subadviser agrees that any of the Fund’s obligations shall be limited to the assets of the Portfolio and that the Subadviser shall not seek satisfaction of any such obligation from the shareholders of the Fund nor from any Director, officer, employee or agent of or other series of the Fund.

8. Renewal, Termination and Amendment. This Agreement shall continue in effect, unless sooner terminated as hereinafter provided, until February 1, 2014 and shall continue in full force and effect for successive periods of one year thereafter, but only so long as each such continuance as to the Portfolio is specifically approved at least annually by vote of the holders of a majority of the outstanding voting securities of the Portfolio or by vote of a majority of the Fund’s Board of Directors; and further provided that such continuance is also approved annually by the vote of a majority of the Directors who are not parties to this Agreement or interested persons of any such party. This Agreement may be terminated as to the Portfolio at any time, without payment of any penalty, by the Fund’s Board of Directors, by the Adviser, or by a vote of the majority of the outstanding voting securities of the Portfolio upon 60 days’ prior written notice to the Subadviser, or by the Subadviser upon 90 days’ prior written notice to the Adviser, or upon such shorter notice as may be mutually agreed upon. This Agreement shall terminate automatically and immediately upon termination of the Advisory Agreement between the Adviser and the Fund. This Agreement shall terminate automatically and immediately in the event of its assignment, except as otherwise provided by any rule of, or action by, the SEC. The terms “assignment” and “vote of a majority of the outstanding voting securities” shall have the meaning set forth for such terms in the 1940 Act and the rules, regulations and interpretations thereunder. This Agreement may be amended by written instrument at any time by the Subadviser and the Adviser, subject to approval by the Fund’s Board of Directors and, if required by applicable SEC rules, regulations, or orders, a vote of a majority of the Portfolio’s outstanding voting securities.

9. Confidential Relationship. Any information and advice furnished by any party to this Agreement to the other party or parties shall be treated as confidential and shall not be disclosed to third parties without the consent of the other party hereto except as required by law, rule or regulation. All information disclosed as required by law, rule or regulation shall nonetheless continue to be deemed confidential.

10. Cooperation with Regulatory Authorities. The parties to this Agreement each agree to cooperate in a reasonable manner with each other in the event that any of them should become involved in a legal, administrative, judicial or regulatory action, claim, or suit as a result of performing its obligations under this Agreement.

11. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

12. Custodian. The Portfolio assets shall be maintained in the custody of its custodian. Any assets added to the Portfolio shall be delivered directly to such custodian. The Subadviser shall provide timely instructions directly to the custodian, in the manner and form as required by the agreement between the Fund and the custodian in effect from time to time (including with respect to exchange offerings and other corporate actions) necessary to effect the investment and reinvestment of the Portfolio’s assets. Any assets added to the Portfolio shall be delivered directly to the custodian. The Subadviser shall provide to the Adviser a list of the persons whom the Subadviser wishes to have authorized to give written and/or oral instructions to custodians of assets of the Portfolio.

13. Notices. All notices hereunder shall be provided in writing, by facsimile or by e-mail. Notices shall be deemed given if delivered in person or by messenger, certified mail with return receipt, or by a reputable overnight delivery service that provides evidence of receipt to the parties; upon receipt if sent by facsimile; or upon read receipt or reply if delivered by e-mail, at the following addresses:

If to Fund:	Metropolitan Series Fund, Inc.
501 Boylston Street
Boston, Massachusetts 02116
Attn: Jeffrey L. Bernier
(617) 578-2324 (fax)
jbernier@metlife.com (e-mail)

If to Adviser:	MetLife Advisers, LLC
501 Boylston Street
Boston, Massachusetts 02116
Attn: Jeffrey L. Bernier
(617) 578-2324 (fax)
jbernier@metlife.com (e-mail)

If to Subadviser:	Baillie Gifford Overseas Limited
Calton Square, 1 Greenside Row
Edinburgh, EH1 3AN, The U.K.
+44 131 275 3975
kathrin.hamilton@bailliegifford.com (e-mail)
lucy.campbell@bailliegifford.com (e-mail)
Attn: Kathrin Hamilton / Lucy Campbell

14. Information. The Adviser hereby acknowledges that it and the Directors of the Fund have been provided with-a copy of Part II of the Subadviser’s Form ADV.

15. Miscellaneous. The Fund is an intended third-party beneficiary of this Agreement. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof. Each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware and the applicable provisions of the 1940 Act. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the parties.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

METLIFE ADVISERS, LLC

BY:
Authorized Officer

BAILLIE GIFFORD OVERSEAS LIMITED

BY:
Member

SCHEDULE A

Percentage of average daily net assets:

0.600% on the first $25 million

0.500% on the next $75 million

0.400% on the next $300 million

0.300% on assets over $400 million